As filed with the Securities and Exchange Commission on October 31, 2012

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 31, 2012

B&G Foods, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On October 31, 2012, B&G Foods North America, Inc. and B&G Foods Snacks, Inc., wholly owned operating subsidiaries of B&G Foods, Inc., closed on the acquisition of the New York Style and Old London business from Chipita America for a purchase price of $62.5 million in cash, subject to a post-closing adjustment based upon working capital of the business at closing.

A copy of the press release issued by B&G Foods to announce the closing of the acquisition is filed as Exhibit 99.1 to this report.  The asset purchase agreement was filed as Exhibit 2.1 under Item 1.01 of the Current Report on Form 8-K filed by B&G Foods on September 25, 2012.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release dated October 31, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: October 31, 2012	By:	/s/ Scott E. Lerner
Scott E. Lerner Executive Vice President, General Counsel and Secretary